SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2014

Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.07	Submission of Matter to a Vote of Security Holders
SIGNATURES

Item 5.07	Submission of Matter to a Vote of Security Holders

On June 25, 2014, Bankwell Financial Group, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Meeting”).  Of the 3,891,690 shares of the Registrant’s common stock outstanding as of the record date of the meeting 2,641,974 shares were present or represented by proxy at the Meeting.

All Directors were re-elected for a one-year term at the Meeting.  The items voted upon at the Annual Meeting and vote for each proposal were as follows:

Proposal 1.	Election of Directors.

Director	For	Withheld	Broker Non-Vote
Frederick R. Afragola	2,428,422	1,700	211,852
George P. Bauer	2,428,422	1,700	211,852
Richard Castiglioni	2,428,422	1,700	211,852
Eric J. Dale	2,426,161	3,981	211,852
Blake S. Drexler	2,427,922	2,200	211,852
James A. Fieber	2,427,922	2,200	211,852
William J. Fitzpatrick, III	2,428,422	1,700	211,852
Daniel S. Jones	2,428,422	1,700	211,852
Carl R. Kuehner, III	2,427,822	2,300	211,852
Todd Lampert	2,426,141	3,981	211,852
Victor S. Liss	2,428,422	1,700	211,852
Peyton R. Patterson	2,405,068	25,054	211,852

Proposal 2.	Ratification of Auditors.

For	Against	Abstain
2,633,833	7,274	867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

June 26, 2014	By: /s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer